Exhibit 2.7

BRITISH SKY BROADCASTING GROUP plc,

Issuer,

BRITISH SKY BROADCASTING LIMITED, SKY SUBSCRIBERS SERVICES LIMITED,

Guarantors,

And

THE BANK OF NEW YORK,

Trustee

FIRST SUPPLEMENTAL INDENTURE Dated as of January 31, 2007

Supplementing and Amending the Indenture Dated as of September 15, 1996

Guaranteed Debt Securities

FIRST SUPPLEMENTAL INDENTURE, dated as of January 31, 2007, among British Sky Broadcasting Group plc, a public limited company duly incorporated and existing under the laws of England and Wales (herein called the “Company”), having its principal office at Grant Way, Isleworth, Middlesex TW7 5QD, England; British Sky Broadcasting Limited, a private limited company duly incorporated and existing under the laws of England and Wales, having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England and Sky Subscribers Services Limited, a private limited company duly incorporated and existing under the laws of England and Wales and having its registered office at Grant Way, Isleworth, Middlesex TW7 5QD, England (the “Initial Guarantors”), BSkyB Investments Limited, a private limited company duly incorporated and existing under the laws of England and Wales, having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England (“BSkyB Investments”) and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”), supplementing and amending the Indenture, dated as of September 15, 1996 (the “Indenture”), among the Company, the Initial Guarantors and the Trustee, which provides for the issuance from time to time of the Company’s guaranteed debt securities, to be issued in one or more series as provided therein (the “Securities”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, pursuant to Section 1007 of the Indenture, the Company has agreed to cause any Subsidiary that is not a Guarantor that issues any guarantee of any Indebtedness for money borrowed in excess of $50,000,000 to enter into a supplemental indenture to the Indenture pursuant to which it shall agree to fully, absolutely and unconditionally guaranty the due and punctual payment of the principal and interest (and payment of Additional Amounts) on all Outstanding Securities when and as the same shall become due and payable on a pari passu basis and all other amounts owed by the Company under the Indenture; and

WHEREAS, BSkyB Investments is currently a Subsidiary but is not a Guarantor; and

WHEREAS, BSkyB Investments has recently guaranteed Indebtedness for money borrowed in excess of $50,000,000; and

WHEREAS, the Company, the Initial Guarantors and BSkyB Investments have duly authorized the execution and delivery of this First Supplemental Indenture and have done all things necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

INDENTURE

Section 101. Effect of the Original Indenture.

Except as specifically provided in this First Supplemental Indenture, the Indenture, as heretofore supplemented, shall remain in full force and effect.

ARTICLE TWO

AMENDMENT TO THE INDENTURE

Section 201. Addition of a Guarantor.

In accordance with Section 1007 of the Indenture, the following entity hereby agrees to fully, absolutely and unconditionally guaranty the due and punctual payment of the principal of and interest (and payment of Additional Amounts) on all Outstanding Securities when and as the same shall become due and payable on a pari passu basis.

Name	Jurisdiction of Incorporation

BSkyB Investments Limited	England and Wales

Section 202. References in the Indenture.

By reason of the addition of BSkyB Investments Limited as a Guarantor pursuant to Section 201 hereof and the continuation, as Guarantors, of the Guarantors under the Indenture, each reference in the Indenture to the “Guarantors” is hereby deemed to refer to the following entities, and each reference in the Indenture to a “Guarantor” is hereby deemed to refer to each of such entities:

Name	Jurisdiction of Incorporation

British Sky Broadcasting Limited	England and Wales
Sky Subscribers Services Limited	England and Wales
BSkyB Investments Limited	England and Wales

ARTICLE THREE

Miscellaneous

Section 301. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 302. Governing Law.

Subject to the following sentence, this Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Supplemental Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 303. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 304. Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

British Sky Broadcasting Group plc

By:	/s/ J Darroch
Name:	J Darroch
Title:	Director and Chief Financial Officer

British Sky Broadcasting Limited

/s/ J Darroch
Name:	J Darroch
Title:	Director

Sky Subscribers Services Limited

/s/ J Darroch
Name:	J Darroch
Title:	Director

BSkyB Investments Limited

/s/ J Darroch
Name:	J Darroch
Title:	Director

The Bank of New York

By:	//Peter Howard
Name:	Peter Howard
Title:	Vice President

BRITISH SKY BROADCASTING GROUP plc,

Issuer,

BRITISH SKY BROADCASTING LIMITED, SKY SUBSCRIBERS SERVICES LIMITED, BSKYB INVESTMENTS LIMITED,

Guarantors,

And

THE BANK OF NEW YORK,

Trustee

SECOND SUPPLEMENTAL INDENTURE Dated as of May 3, 2007

Supplementing and Amending the Indenture Dated as of September 15, 1996 As Supplemented and Amended by the First Supplemental Indenture Dated as of January 31, 2007

Guaranteed Debt Securities

SECOND SUPPLEMENTAL INDENTURE, dated as of May 3, 2007, among British Sky Broadcasting Group plc, a public limited company duly incorporated and existing under the laws of England and Wales (herein called the “Company”), having its principal office at Grant Way, Isleworth, Middlesex TW7 5QD, England; British Sky Broadcasting Limited, a private limited company duly incorporated and existing under the laws of England and Wales (“BSBL”), having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England, Sky Subscribers Services Limited, a private limited company duly incorporated and existing under the laws of England and Wales (“SSSL”), having its registered office at Grant Way, Isleworth, Middlesex TW7 5QD, England, BSkyB Investments Limited, a private limited company duly incorporated and existing under the laws of England and Wales (“BSBI”), having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England (BSBL, SSSL and BSBI are referred to collectively herein as the “Current Guarantors”), BSkyB Publications Limited, a private limited company duly incorporated and existing under the laws of England and Wales (“BSkyB Publications”), having its registered office at Grant Way, Isleworth, Middlesex, TW7 5QD, England and BSkyB Finance UK plc, a public limited company duly incorporated and existing under the laws of England and Wales (“BSkyB Finance), having its principal office at Grant Way, Isleworth, Middlesex TW7 5QD, England (BSkyB Finance and ” BSkyB Publications, collectively, the “Additional Guarantors”) and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”), supplementing and amending the Indenture, dated as of September 15, 1996 (the “Original Indenture”) among the Company, the Guarantors named therein and the Trustee, which provides for the issuance from time to time of the Company’s guaranteed debt securities, to be issued in one or more series as provided therein (the “Securities”), as supplemented and amended by the First Supplemental Indenture dated as of January 31, 2007 (the “First Supplemental Indenture”; the Original Indenture, as supplemented and amended by the First Supplemental Indenture, the “Indenture”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, pursuant to Section 1007 of the Indenture, the Company has agreed to cause any Subsidiary that is not a Guarantor that issues any guarantee of any Indebtedness for money borrowed in excess of $50,000,000 to enter into a supplemental indenture to the Indenture pursuant to which it shall agree to fully, absolutely and unconditionally guaranty the due and punctual payment of the principal and interest (and payment of Additional Amounts) on all Outstanding Securities when and as the same shall become due and payable on a pari passu basis and all other amounts owed by the Company under the Indenture; and

WHEREAS, each of the Additional Guarantors is currently a Subsidiary but is not a Guarantor; and

WHEREAS, each of the Additional Guarantors has guaranteed Indebtedness for money borrowed in excess of $50,000,000; and

WHEREAS, the Company, the Current Guarantors and the Additional Gurantors have duly authorized the execution and delivery of this Second Supplemental Indenture and have done all things necessary to make this Second Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

INDENTURE

Section 101. Effect of the Indenture.

Except as specifically provided in this Second Supplemental Indenture, the Indenture, as heretofore supplemented and amended, shall remain in full force and effect.

ARTICLE TWO

AMENDMENT TO THE INDENTURE

Section 201. Addition of a Guarantor.

In accordance with Section 1007 of the Indenture, the following entities hereby agree to fully, absolutely and unconditionally guaranty the due and punctual payment of the principal of and interest (and payment of Additional Amounts) on all Outstanding Securities when and as the same shall become due and payable on a pari passu basis.

Name	Jurisdiction of Incorporation

BSkyB Publications Limited	England and Wales
BSkyB Finance UK plc	England and Wales

 Section 202. References in the Indenture.

By reason of the addition of the Additional Guarantors as Guarantors pursuant to Section 201 hereof and the continuation, as Guarantors, of the Current Guarantors under the Indenture, each reference in the Indenture to the “Guarantors” is hereby deemed to refer to the following entities, and each reference in the Indenture to a “Guarantor” is hereby deemed to refer to each of such entities:

Name	Jurisdiction of Incorporation

British Sky Broadcasting Limited	England and Wales
Sky Subscribers Services Limited	England and Wales
BSkyB Investments Limited	England and Wales
BSkyB Publications Limited	England and Wales
BSkyB Finance UK plc	England and Wales

ARTICLE THREE

Miscellaneous

Section 301. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 302. Governing Law.

Subject to the following sentence, this Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Second Supplemental Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 303. Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 304. Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

British Sky Broadcasting Group plc

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

British Sky Broadcasting Limited

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

Sky Subscribers Services Limited

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

BSkyB Investments Limited

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

BSkyB Publications Limited

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

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BSkyB Finance UK plc

By:	/s/ J. Darroch
Name:	J. Darroch
Title:	Director

The Bank of New York

By:	/s/ Sarah Taylor
Name:	Sarah Taylor
Title:	Assistant Vice President